PAIVIS, CORP. (formerly APO Health, Inc.)

DATED: MAY 11, 2006

RESIGNATION FROM BOARD OF DIRECTORS AND ELECTION OF
NEW DIRECTORS AND OFFICERS

The undersigned, being a member of the Board of Directors and Officer of Paivis, Corp., formerly APO Health, Inc., hereby resigns from the Board of Directors and as the President effective immediately, and hereby appoints the following officers and directors effective as of the date hereof:

President - Gregory L. Bauer
Treasurer - Gregory L. Bauer
Secretary - Cathy Wilson

Director - Gregory L. Bauer
Director - Guriqbal Randhawa

/s/ Dr. Jan Stahl
Dr. Jan Stahl

The undersigned, being a member of the Board of Directors and Officer of Paivis, Corp., formerly APO Health, Inc., hereby resigns from the Board of Directors and as the President effective immediately, and hereby appoints the following officers and directors effective the date hereof:

President - Gregory L. Bauer
Treasurer - Gregory L. Bauer
Secretary - Cathy Wilson

Director - Gregory L. Bauer
Director - Guriqbal Randhawa

/s/ Kenny Leventhal
Kenny Leventhal

ACCEPTANCE OF APPOINTMENT TO THE BOARD OF DIRECTORS AND OFFICERS

I, the undersigned, do hereby accept the appointment of President, Treasurer and Director, effective immediately.

/s/ Gregory L. Bauer
Gregory L. Bauer

I, the undersigned, do hereby accept the appointment of Secretary.

/s/ Cathy Wilson
Cathy Wilson

I, the undersigned, do hereby accept the appointment of Director, effective immediately.

/s/ Guriqbal Randhawa
Guriqbal Randhawa